Hologic Acquires Interlace Medical

Expands Portfolio of Non-Invasive, Gynecological Solutions with MyoSure System for Removing Intracavitary Fibroids and Polyps

BEDFORD, Mass., Jan. 7, 2011 /PRNewswire/ -- Hologic, Inc. (Hologic or the Company) (Nasdaq: HOLX), a leading developer, manufacturer and supplier of premium diagnostics, medical imaging systems and surgical products dedicated to serving the healthcare needs of women, announced today it has acquired Interlace Medical, Inc. (Interlace), the developer and manufacturer of the MyoSure hysteroscopic tissue removal system (MyoSure). Interlace's operations will be integrated within Hologic's GYN Surgical Products division.

"The acquisition of Interlace is consistent with our strategy to strengthen our leadership position in women's healthcare," said Steve Williamson, Senior Vice President and General Manager, GYN Surgical Products. "MyoSure is an innovative technology that is designed to safely and easily remove fibroids and polyps that plague millions of women. This product is a natural extension of our industry-leading OB/GYN product portfolio which now provides women with minimally-invasive treatment options - from their child bearing years to menopause. The strong clinical performance and ease of use of the MyoSure device make it a natural fit with our NovaSure endometrial ablation and Adiana permanent contraception product lines."

Interlace, a privately-held company headquartered in Framingham, Massachusetts, is dedicated to developing innovative technologies to treat common gynecological diseases for improved patient outcomes while simplifying physician adoption and reducing the cost of healthcare.

The purchase price for the transaction was $125 million in cash, subject to adjustment, plus two annual contingent payments. The contingent payments will be payable in cash and each will be calculated as a multiple of the incremental revenue growth over the prior year.

About MyoSure

In the United States, there are approximately 5 million women suffering from symptomatic fibroids or polyps who can be treated with the MyoSure procedure. Symptomatic fibroids or polyps can be debilitating and often are accompanied by heavy menstrual bleeding, pelvic cramping and pain with periods. The MyoSure system is a new and innovative treatment that is designed to provide incision-less, fast and safe removal of intracavitary fibroids and polyps and effective relief of the associated abnormal uterine bleeding symptoms. The MyoSure system provides a treatment option for women seeking to preserve uterine form and function. The easy-to-use device is designed to provide gynecologists with confidence and control via a minimally-invasive care option for their patients. Clinical studies show the efficacy rate for hysteroscopic removal of fibroids is very high with close to 96 percent of patients receiving symptom resolution and less than 10 percent recurrence at five years.

"The Interlace acquisition gives Hologic a minimally-invasive treatment option for uterine fibroids and polyps," said Dr. Edward Evantash, Medical Director and Vice President Medical Affairs. "Women with these uterine abnormalities typically suffer from heavy periods, discomfort, and infertility. The MyoSure system is designed to allow physicians to remove these abnormalities safely and effectively with little to no recovery time while preserving the uterus."

Hologic will roll out physician training and education programs for MyoSure, culminating in the full integration and promotion of the product in early 2011.

"We are excited to be joining Hologic to build upon the early success of MyoSure," said Bill Gruber, President and CEO of Interlace. "Hologic has established itself as the leader in women's health with best-in-class products, medical education, and physician training, service and support capabilities. By joining forces, we are confident we can give more women in need access to the MyoSure treatment."

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic's core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia and uterine fibroids, permanent contraception, osteoporosis assessment, preterm birth risk assessment, mini C-arm for extremity imaging and molecular diagnostic products including HPV and reagents for a variety of DNA and RNA analysis applications. For more information, visit www.hologic.com.

Adiana, Hologic, Interlace, MyoSure, NovaSure and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

About Interlace Medical

Interlace ( www.myosure.com) is dedicated to developing innovative medical device solutions that improve patient outcomes, simplify physician adoption and reduce the cost of healthcare. Interlace seeks to address the need for safer, less invasive gynecological procedures by developing cost effective, technologically advanced devices that improve patient care, reduce costs, and provide procedural confidence to physicians. The company previously received funding from the following investors: Spray Venture Partners, New Leaf Venture Partners, Baird Venture Partners, HLM Venture Partners, Hambrecht & Quist Capital Management LLC and Aperture Venture Partners.

Forward-Looking Statement Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the anticipated benefits of the acquisition and Interlace's products. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Risks and uncertainties that may affect the Company's ability to cause actual results to vary materially, include, among others: problems may arise with the ability to successfully integrate the businesses of Hologic and Interlace, which may result in the combined company not operating as effectively and efficiently as expected; the Company may not be able to achieve the expected synergies from the acquisition or it may take longer than expected to achieve those synergies; the early stage of development of Interlace and its products; reimbursement risks relating to the use of Interlace's products; the acquisition may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the Company's expectations; risks related to the use and protection of Interlace's intellectual property and expenses and uncertainties relating to litigation with respect thereto. Moreover, the combined business of Interlace may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the Company's filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact:	Deborah Gordon	Lindsay Philbrick
	Vice President, Investor Relations	Marketing Manager
	Hologic, Inc.	Hologic, Inc.
	Deborah.gordon@hologic.com	Lindsay.philbrick@hologic.com
	(781) 999-7716	(508) 263-8899

CONTACT:  Deborah Gordon, Vice President, Investor Relations, Hologic, Inc., Deborah.gordon@hologic.com, +1-781-999-7716, or Lindsay Philbrick, Marketing Manager, Hologic, Inc., Lindsay.philbrick@hologic.com, +1-508-263-8899